Exhibit 32(a)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

          The undersigned, Alan J. Lacy, Chairman of the Board of Directors, President and Chief Executive Officer of Sears, Roebuck and Co. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2003 (the “Report”).

          The undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

          IN WITNESS WHEREOF, the undersigned has executed this certification as of the 6th day of August, 2003.

/s/ Alan J. Lacy

Alan J. Lacy
Chairman of the Board of Directors,
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Sears, Roebuck and Co. and will be retained by Sears, Roebuck and Co. and furnished to the Securities and Exchange Commission or its staff upon request.